AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made as of this 28th day of June, 2000, among CONGOLEUM CORPORATION ("Congoleum Corp."), CONGOLEUM INTELLECTUAL PROPERTIES, INC. ("Intellectual"), CONGOLEUM FINANCIAL CORPORATION ("Financial"; Congoleum Corp., Intellectual and Financial shall be referred to collectively as "Borrowers" and each shall sometimes individually be referred to as a "Borrower") and FIRST UNION NATIONAL BANK ("Lender"). All terms capitalized but not defined herein shall have the meanings given to such terms in the Agreement (as such term is hereinafter defined).

                                 BACKGROUND

      A. Congoleum Corp. and Lender entered into a certain Loan and Security Agreement, dated as of December 18, 1998, pursuant to which Lender made available the revolving credit facility described therein (as amended from time to time, the "Agreement"). Intellectual and Financial became Borrowers under and in accordance with the Agreement pursuant to a certain Joinder Agreement, dated as of December 21, 1998.

      B. Borrowers have requested that Lender amend the Fixed Charge Coverage Ratio. Subject to the terms and conditions set forth herein, Lender is willing to amend the Agreement as set forth herein.

      NOW, THEREFORE, the parties agree as follows, intending to be legally bound.

1.    Section 6.6 of the Agreement is hereby amended to read as follows:

      "SECTION 6.6 Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than the following as of the end of the fiscal quarters ending on the following dates or during the following periods:

      Quarters Ending                             Ratio
      ---------------                             -----
      6/30/2000 through 12/31/2000                1.75:1.00
      3/31/2001                                   2.25:1.00
      6/30/2001 and thereafter                    2.50:1.00

2.    Each Borrower represents and warrants that as of the date hereof:

      (A) The representations and warranties set forth in the Agreement and made a part hereof are true and correct in all material respects (excluding representations and warranties which speak of a particular date, which shall continue to be true and correct in all material respects as of such date).

      (B) No Default or Event of Default has occurred and is continuing.

      (C) (i) The Loan Documents to which such Borrower is a party continue to be enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, by limitations on the availability of equitable remedies and by equitable principles and (ii) such Borrower has no charge, lien, claim or offset against the Lender.

3. The obligations of the Lender hereunder and the effectiveness of this Amendment are subject to the satisfaction of each of the following conditions precedent:

      (A) Documents. Borrowers shall have delivered or caused to be delivered the following documents:

            (1)   this Amendment duly executed by each intended party hereto;
                  and

            (2)   such other documents as the Lender may reasonably require.

      (B) Payment of Fees and Costs. Borrowers shall pay all costs and out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and costs) of Lender in connection with the Agreement (including without limitation this Amendment), and the transactions contemplated thereby, which includes, among other things, the preparation, review and negotiation of this Amendment.

4. Borrowers hereby reaffirm their obligations to Lender under the Agreement.

5. The parties agree that except as expressly amended hereby, the Agreement shall remain in full force and effect; and that the collateral granted therein or in connection therewith shall continue to secure the Liabilities as therein stated.

6. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Agreement, nor constitute a waiver of any Default or Event of Default or any provision of the Agreement.

7. This Amendment shall be construed and enforced in accordance with the laws of the State of New Jersey.

8. This Amendment may be signed in one or more counterparts which, when taken together, shall constitute one and the same document.

9. This Amendment contains all of the modifications to the Agreement. No further modifications shall be deemed effective, unless in a writing executed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONGOLEUM CORPORATION                       CONGOLEUM INTELLECTUAL
                                            PROPERTIES, INC.

By:                                         By:
   -------------------------                    -------------------------
   Howard N. Feist, III                         Name: Howard N. Feist, III
   Chief Financial Officer                      Title: Secretary

CONGOLEUM FINANCIAL CORPORATION             FIRST UNION NATIONAL BANK

By:                                         By:
   -------------------------                    -------------------------
   Name: Howard N. Feist, III                    Name:
   Title: Secretary                              Title: